UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Guaranty and Suretyship Agreement

On May 28, 2019, Jaguar Health, Inc. (the “Company”) entered into a guaranty and suretyship agreement (the “Guarantee”), pursuant to which it guaranteed payment and performance of all obligations of Napo Pharmaceuticals, Inc. (“Napo”), the Company’s wholly-owned subsidiary, arising under and in connection with approximately $10.5 million outstanding aggregate amount of convertible promissory notes issued by Napo pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and between Napo, Kingdon Associates, M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P., and Kingdon Credit Master Fund L.P. (collectively, the “Existing Notes”).  The Existing Notes bear interest at a rate of 10% per annum and mature on December 31, 2019.

Exchange Agreement

On May 28, 2019, the Company and Napo (collectively, “the “Borrower”) entered into an exchange agreement (the “Exchange Agreement”) with Chicago Venture Partners, L.P. (“CVP”), the holder of the Existing Notes, pursuant to which CVP exchanged the Existing Notes for a secured promissory note in the original principal amount of $10,535,900.42 the (“Exchange Note 1”) and a secured promissory note in the original principal amount of $2,296,926.16 (“Exchange Note 2” and together with Exchange Note 1, the “Exchange Notes”). The Exchange Notes bear interest at the rate of 10% per annum and mature on December 31, 2020. The outstanding balance of Exchange Note 2 is equal to the exchange fee that the Company agreed to pay CVP in consideration of certain accommodations granted to the Company and Napo, including but not limited to the extension of the maturity dates of the Existing Notes and the legal and other fees incurred by CVP in connection with the effectuation of the transactions contemplated under the Exchange Agreement.

Under the Exchange Agreement, the Borrower is subject to certain covenants, including the obligations of the Borrower to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate the Company’s status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of the Company’s common stock on a securities exchange; (iii) avoid trading in the Company’s common stock from being suspended, halted, chilled, frozen or otherwise ceased; (iv) not issue any variable securities (i.e., Company or Napo securities that (a) have conversion rights of any kind in which the number of shares that may be issued pursuant to the conversion right varies with the market price of the Company’s common stock or (b) are or may become convertible into shares of the Company’s common stock with a conversion price that varies with the market price of such stock) that generate gross cash proceeds to the Company of less than $1 million without CVP’s prior consent; (v) not grant a security interest in any of Borrower’s assets without CVP’s prior consent; and (vi) not incur any debt other than in the ordinary course of business, and in no event greater than $10,0000, without CVP’s prior consent.

The following constitute events of default with respect to the Exchange Notes: (a) the Borrower fails to pay any principal or any interest, fees, charges, or any other amount when due and payable hereunder, which default remains uncured for a period of one (1) business day; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for thirty (30) calendar days or shall not be dismissed or discharged within sixty (60) calendar days; (c) Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower which is not dismissed or discharged within sixty (60) calendar days; (g) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained in the Exchange Notes, the Exchange Agreement or any other documents or agreements entered into in connection with the Exchange Agreement (collectively, the “Exchange Documents”), subject to certain limited exceptions, which default continues for a period of thirty (30) calendar days following notice by CVP to Borrower thereof; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower to CVP herein or in any Exchange Document, is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction (as defined in the Exchange Notes) without CVP’s prior written consent; (j) Borrower effectuates a reverse split of its common stock without twenty (20) business days prior written notice to CVP (other than such splits effectuated to remain listed with NASDAQ); (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) calendar days unless otherwise consented to by CVP; (l) Borrower fails to observe or perform any covenant set forth in Section 6 of the Exchange Agreement, which default continues for a period of thirty (30) calendar days following the occurrence of the applicable breach; or (m) Borrower breaches any covenant or other term or condition contained in any existing or future agreement or instrument among or by Borrower and CVP or any financing agreement or material agreement that affects Borrower’s ongoing business operations (excluding any breach of Section 2.2 of Exchange Note 2), which default continues for a period of thirty (30) calendar days following notice by CVP to Borrower thereof (collectively, “Events of Default”).  Upon the occurrence of an Event of Default of an Exchange Note, CVP may multiply the outstanding balance of such Exchange Note as of the date of the Event of Default by 17.5% and accelerate such Exchange Note, with the outstanding balance of such Exchange Note becoming immediately due and payable in cash.  In the alternative, CVP may elect to increase the outstanding balance of such Exchange Note by multiplying the outstanding balance by 17.5% without accelerating the outstanding balance shall have the right to be redeemed at the outstanding balance immediately due prior to such Event of Default. In addition, following an Event of Default on an Exchange Note, interest on such Exchange Note will accrue at a rate of 17% per annum.

Security Agreements

CVP also entered into security agreements with the Company (the “Jaguar Security Agreement”) and Napo (the “Napo Security Agreement”, and together with the Jaguar Security Agreement, the “Security Agreements”), pursuant to which CVP will receive (i) a security interest in substantially all of the Company’s assets as security for the Company’s obligations under Exchange Note 2 and (ii) a security interest in substantially all of Napo’s assets as security for Napo’s obligations under Exchange Note 1 and Exchange Note 2.  Notwithstanding the foregoing, (a) the amount owing under Exchange Note 2 will not be considered part of the obligations secured by the Napo Security Agreement until such time as Jaguar receives permission from a third party and (b) the security interest granted under the Jaguar Security Agreement will be automatically terminated and released upon Jaguar’s receipt of the third party Waiver.

Exchange Note 1, Exchange Note 2, the Guaranty and Suretyship Agreement, the Exchange Agreement, the Jaguar Security Agreement and the Napo Security Agreement are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Exchange Notes, the Guaranty and Suretyship Agreement, the Exchange Agreement and the Security Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

On June 3, 2019, the Company issued a press release announcing the effectuation of the transactions contemplated under the Exchange Agreement.  A copy of the press release is furnished as Exhibit 99.1 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of Exchange Notes pursuant to the Exchange Agreement will be effected in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events.

Sagard Consent and Waiver to Refinancing of Existing Notes

On May 30, 2019, in consideration for the consent and waiver by Sagard Capital Partners, L.P. (“Sagard”), the holder of the Company’s Series A Convertible Participating Preferred Stock, to the transactions contemplated in the Guarantee, Exchange Agreements and Security Agreements, the Company agreed to pay Sagard a consent fee in an amount equal to (i) $250,000, if paid in cash, or (ii) $400,000, if paid in shares of common stock of the Company, where the number of shares issuable will be equal to $400,000 divided by the closing price of the Company’s common stock on the trading day immediately preceding payment.  The consent fee is payable five days after the closing of an underwritten public offering of the Company’s common stock pursuant to an effective regisration statement on Form S-1, provided that if such offering does not occur before July 31, 2019, the fee will be paid no later than July 31, 2019.  The Company also agreed to use commercially reasonable efforts to ensure that the amount owed pursuant to the Exchange Notes does not exceed $10,535,900.42 in the aggregate.

Sagard Participation in Notes Financing

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 22, 2019 (the “Prior 8-K”), the Company began entering into securities purchase agreements with select accredited investors pursuant to which the Company intends to issue up to $5.5 million aggregate principal amount of promissory notes to such investors.  On May 29, 2019, the Company entered into a securities purchase agreement with Sagard (the “Sagard SPA”), pursuant to which the Company issued a promissory note in the principal amount of $500,000 (the “Sagard Note”) and a 5-year warrant (the “Sagard Warrant”) to purchase $375,000 in shares of the

Company’s common stock (the “Warrant Shares”).  In connection with this transaction, the Company also entered into a registration rights agreement with Sagard (the “Sagard RRA”), pursuant to which the Company agreed to register the Warrant Shares.  The Sagard SPA, Sagard Note, Sagard Warrant and Sagard RRA are substantially in the form of securities purchase agreement, form of 75% Coverage Promissory Note, form of common stock warrant and form of registration rights agreement, respectively, filed as exhibits to the Prior 8-K.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Secured Promissory Note, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P.
4.2	Secured Promissory Note, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P.
10.1	Guaranty and Suretyship Agreement, dated May 28, 2019, made by Jaguar Health, Inc.
10.2	Exchange Agreement, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P.
10.3	Security Agreement, dated May 28, 2019, between Jaguar Health, Inc. and Chicago Venture Partners, L.P.
10.4	Security Agreement, dated May 28, 2019, between Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P.
99.1	Press Release, dated June 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: June 3, 2019